EXHIBIT 99.1

A. M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

- AT ALPHA IR -
Analyst Contact:
Chris Hodges or Monica Gupta
(312) 445-2870
Email: CAS@alpha-ir.com

Traded: NYSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE
FRIDAY, APRIL 17, 2015

A. M. Castle & Co. Appoints Steven Scheinkman as President and Chief Executive Officer
Scheinkman brings over two decades of metals service center experience, including historical leadership roles with Transtar Metals and A.M. Castle

OAK BROOK, Ill.- (BUSINESS WIRE) - A. M. Castle & Co. (NYSE: CAS) (“the Company”), a global distributor of specialty metal and plastic products, value-added services, and supply chain solutions, today announced that the Board of Directors appointed Steven Scheinkman to the position of President and Chief Executive Officer, effective immediately. He succeeds Scott Dolan, who resigned from the Company and its Board of Directors to pursue other interests.
“We are excited to announce the appointment of Steve Scheinkman to the position of President and CEO of A. M. Castle. We believe it is critical that we have a CEO in place who can lead us through this restructuring, which is necessary to address changes in the business and the marketplace. Steve’s background in the metals service center industry, as well as his history with our organization, make him an ideal candidate to return the Company to long-term prosperity and to recapture our niche leadership position in the industry,” said Brian Anderson, Chairman of the Board of Directors of A.M. Castle. “On behalf of all of us here at A.M. Castle and our Board of Directors, I also want to thank Scott Dolan for his service. Scott led Castle over the past two years in a challenging environment, and we wish him much success in his future endeavors.”
Scheinkman concluded, “A.M. Castle has a 125 year history of excellence in the provision of specialty products, services, and supply chain solutions. While the Company has taken numerous steps to right-size itself over the last few years, more work needs to be done to create a more nimble cost structure, improve our supply chain, and better leverage our commercial organization. I’m very excited at the opportunity to lead the Company and look forward to working with our talented employees, customers, investors, and partners to position the Company for long-term prosperity.”
Steven Scheinkman was added to A. M. Castle’s Board of Directors earlier this month and he is the former President and Chief Executive Officer of Transtar Metals Corporation, which A. M. Castle acquired in late 2006. Scheinkman’s historical experience also includes positions as the President and Chief Executive Officer of Innovative Building Systems LLC and as a director of Claymont Steel Holdings, Inc., a manufacturer of custom discrete steel plate.

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He served as the President and Chief Executive Officer and a director of Transtar Metals Corp. (“Transtar”), a supply chain manager/distributor of high alloy metal products for the transportation, aerospace and defense industries, from September 1999 to September 2006. Following Transtar’s acquisition by A. M. Castle in September 2006, he served as President of Transtar Metals Holdings Inc. until September 2007 and thereafter served as its advisor until December 2007. He also served in various capacities as an executive officer of Macsteel Service Centers USA, a distributor and processor of steel products, including President, Chief Operating Officer and Chief Financial Officer from 1986 to 1999.
About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and plastic products and supply chain services, principally serving the producer durable equipment, oil and gas, commercial aircraft, heavy equipment, industrial goods, construction equipment, retail, marine and automotive sectors of the global economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. Within its metals business, it specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Through its wholly-owned subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics. Together, Castle and its affiliated companies operate out of 47 service centers located throughout North America, Europe and Asia. Its common stock is traded on the New York Stock Exchange under the ticker symbol “CAS”.

Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” “should,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

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